Exhibit 10.24

AMENDMENT AND REAFFIRMATION OF LIMITED GUARANTY

AMENDMENT AND REAFFIRMATION OF LIMITED GUARANTY (this “Agreement”) dated and effective as of April 1, 2011, made by JOHN ROSSELLI, having an address at 157 East 75th Street, New York, New York (“Guarantor”), to and for the benefit of ARC NYE61ST0001, LLC (successor-in-interest to Urban Development Partners (61), LLC), having an address c/o American Realty Capital, 405 Park Avenue, New York, New York 10022 (“Landlord”).

WHEREAS, Landlord’s predecessor in interest, Urban Development Partners (61), LLC, as landlord, and Rosselli 61st Street LLC, as tenant (“Tenant”), entered into a Lease dated as of January 17, 2008, as amended by Amendment to Lease dated as of February 29, 2008, for ground floor premises, as more particularly described in such lease, in the building located at and known as 306 East 61st Street, New York, New York 10065 (collectively, the “Lease”); and

WHEREAS, Tenant’s obligations under the Lease are guaranteed to Landlord by Guarantor pursuant to that certain Limited Guaranty dated January 17, 2008 (the “Guaranty”); and

WHEREAS, simultaneously herewith, Landlord and Tenant are entering into an Amendment of Lease (the “Amendment”), pursuant to which certain modifications to the Lease are being made; and

WHEREAS, in consideration of Landlord’s agreeing to enter into the Amendment, Guarantor agrees to reaffirm, amend and modify the Guaranty as hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees as follows:

1.           Guarantor hereby reaffirms and ratifies all of the terms, conditions, representations, warranties and covenants contained in the Guaranty, as amended by this Agreement; certifies that there are no defenses, offsets or counterclaims in favor of Guarantor under the Guaranty as of the date hereof; and expressly acknowledges that its obligations under the Guaranty, as amended by this Agreement, are continuing, remain in full force and effect and are enforceable against Guarantor in accordance with its terms.

2.           Guarantor and Landlord hereby agree that Paragraph 6 of the Guaranty is hereby deleted in its entirety and the following is substituted therefor:  “Any notice, demand or request by Landlord shall be in writing, whether or not required and without any implied obligation hereunder to give such notice, and shall be deemed to have duly given or made three business days after mailing by certified or registered mail, return receipt requested, postage prepaid, addressed to Guarantor at Guarantor’s address hereinabove set forth, or to Landlord c/o American Realty Capital, 405 Park Avenue, New York, New York 10022, attention:  Jesse Galloway, Esq., General Counsel, with a copy to Donovan LLP, 152 Madison Avenue, New York, New York 10016, Attention:  Nicholas T. Donovan, Esq. Landlord and Guarantor may change their respective addresses for notices at any time upon written notice to the other party.”

3.           Paragraph 11 of the Guaranty is hereby amended by deleting the first sentence thereof and replacing same with the following:  “Guarantor’s liability under this Guaranty shall be limited to the sum of all base rent and additional rent and use and occupancy, if any, due and owing by Tenant to Landlord, including any and all reasonable costs, expenses and legal fees incurred by Landlord, as well as all non-monetary obligations of Tenant, accruing until the date that is fifteen (15) months from and after the date that Tenant surrenders vacant possession of the Demised Premises to Landlord in the condition required by the Lease.  Guarantor’s liability under this Guaranty shall be in addition to, and shall not be offset or reduced by, any amounts collected by Landlord under the letter of credit delivered by Tenant to Landlord as the security deposit under the Lease.”

4.           All of the terms used, but not defined, herein are as defined in the Lease and the Amendment.

5.           Except as expressly amended and modified by this Agreement, the Guaranty remains in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, Guarantor has duly executed this Agreement as of the date first above written.

/s/ John Rosselli
JOHN ROSSELLI
SSN: ###-##-####

ACKNOWLEDGMENT

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On the 24 day of March in the year 2011, before me, the undersigned, a Notary Public in and for said state, personally appeared John Rosselli, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity and that by his signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

/s/ Hua Sheng Tan
Notary Public